UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 22, 2025
___________

SERVICENOW, INC.
(Exact name of registrant as specified in its charter)

___________

Delaware	001-35580	20-2056195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
2225 Lawson Lane
Santa Clara, California 95054
(Address of principal executive offices and Zip Code)
(408) 501-8550
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	NOW	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2025 annual meeting of shareholders on May 22, 2025 (the “Annual Meeting”), the shareholders of ServiceNow, Inc. (the “Company”) approved amendments to the Company’s Certificate of Incorporation (i) reflecting Delaware law provisions regarding officer exculpation under Section 102(b)(7) of the Delaware General Corporation Law, (ii) eliminating supermajority voting provisions in the Certificate of Incorporation and (iii) reflecting certain immaterial changes to streamline and update the Certificate of Incorporation. Such amendments, described in more detail in the Company’s definitive proxy statement filed on April 4, 2025, became effective May 23, 2025.

The foregoing description of the amendments to the Certificate of Incorporation does not purport to be complete and is qualified in its entirety by reference to the full text of such amendments reflected in the Restated Certificate of Incorporation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the shareholders were asked to vote on seven proposals. A brief description of each proposal, along with the final voting results, is set forth below:

1.The shareholders elected the individuals listed below as directors to serve until the next annual shareholders meeting and until his or her successor has been duly elected and qualified or his or her earlier death, resignation or removal. The voting results for each such director are as follows:

Nominees	Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
Susan L. Bostrom	161,174,001	5,627,686	111,941	16,471,590
Teresa Briggs	161,191,694	5,597,878	124,056	16,471,590
Jonathan C. Chadwick	162,226,947	4,560,501	126,180	16,471,590
Paul E. Chamberlain	165,985,137	812,203	116,288	16,471,590
Lawrence J. Jackson, Jr.	163,944,782	2,748,047	220,799	16,471,590
Frederic B. Luddy	163,886,658	2,922,024	104,946	16,471,590
William R. McDermott	155,201,427	11,361,093	351,108	16,471,590
Joseph "Larry" Quinlan	166,227,439	545,639	140,550	16,471,590
Anita M. Sands	145,473,297	21,146,197	294,134	16,471,590

2.The shareholders voted, by a non-binding, advisory vote, to approve the 2024 compensation of the Company’s named executive officers. The voting results are as follows:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
146,569,886	18,440,159	1,903,583	16,471,590

3.The shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025. The voting results are as follows:

Shares For	Shares Against	Shares Abstaining
179,049,353	4,132,460	203,405

4.The shareholders voted to approve amendments to the Company's Certificate of Incorporation to reflect Delaware law provisions regarding officer exculpation and other immaterial changes. The voting results are as follows:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
142,979,882	22,912,820	1,020,926	16,471,590
5.The shareholders voted to approve amendments to the Company's Certificate of Incorporation to eliminate supermajority voting provisions. The voting results are as follows:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
164,289,854	2,519,218	104,556	16,471,590
6.The shareholders voted against the shareholder proposal regarding right to cure purported nomination defects. The voting results are as follows:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
5,000,270	161,376,300	537,058	16,471,590
7.The shareholders voted against the shareholder proposal to remove the one-year holding period requirement to call a special meeting of shareholders. The voting results are as follows:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
13,816,142	152,877,096	220,390	16,471,590

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
	3.1	Restated Certificate of Incorporation of ServiceNow, Inc.
	104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICENOW, INC.

	By:	/s/ Russell S. Elmer
Russell S. Elmer General Counsel

Date: May 27, 2025